Exhibit 10.1

In accordance with Item 601(b)(10)(iv) of Regulation S-K, information indicated with “[***]” has been redacted because it is both not material and is the type that the registrant treats as private or confidential.

SETTLEMENT AND LICENSE AGREEMENT

This Settlement and License Agreement (this “Agreement”) is entered into by and between Personalis, Inc., with a principal place of business at 6600 Dumbarton Circle, Fremont, CA 94555 (“Personalis”), and Foresight Diagnostics, Inc., with a principal place of business at [***] (“Foresight”) (each of Personalis and Foresight may be referred to herein, individually, as a “Party” or, together, as the “Parties”) and effective as of the 21st day of June 2024 (the “Effective Date”).

BACKGROUND

A. Foresight and Personalis are currently parties to the litigations and proceedings with respect to certain of the Licensed Patents (as defined below) under cases [***] (collectively, the “Litigation”);

B. Foresight has filed petitions seeking inter partes review of certain of the Licensed Patents at the U.S. Patent Trial and Appeal Board (“PTAB”) under cases [***] (collectively, the “IPRs”);

C. The Parties desire to reach a business resolution of the Litigation and IPRs and other disputes between them, without either Party making any admission of infringement, liability or wrongdoing of any kind and without the expenditure of further time and expense with respect thereto; and

D. In connection therewith, Personalis is granting certain licenses to Foresight under the Licensed Patents, and each Party is covenanting not to sue and releasing the other Party with respect to such Party’s CNS Patents (as defined below), all on the terms and conditions set forth in this Agreement below.

NOW, THEREFORE, in consideration of the covenants and promises contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

Article 1

DEFINITIONS; INTERPRETATION
1.1
“Action” means any suit, claim, action or proceeding.
1.2
“Additional Withholding Taxes” has the meaning given in Section 4.4.3.
1.3
“Affiliate” means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person for so long as such Control exists.

1.4
“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banks in San Francisco, California or Boulder, Colorado are authorized or obligated by Law or executive order to close.
1.5
“Calendar Year” means each period beginning on January 1 and ending on December 31; provided that the first Calendar Year of the Term extends from the Effective Date to December 31, 2024, and the last Calendar Year extends from January 1 of such Calendar Year until the effective date of the expiration of this Agreement.
1.6
“Change of Control” means, with respect to a Party, a merger, consolidation or other business combination transaction of such Party with or into a Third Party (any, the “Acquirer”), other than any transaction in which the holders of at least a majority of the shares of voting capital stock of such Party outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of such Party (or the surviving entity) outstanding immediately after such transaction. Further, a transaction shall not constitute a Change of Control if (a) its sole purpose is to change the state of such Party’s incorporation or to create a holding company that shall be owned in substantially the same proportions by the Persons who held such Party’s securities immediately before such transaction, (b) it is any sale or issuance of securities or incursion of debt with the primary purpose of financing such Party, or (c) it is a sale or assignment for the benefit of creditors, such as in connection with a plan of liquidation or dissolution adopted by such Party’s Board of Directors.
1.7
“Change of Control Fee” has the meaning given in Section 4.2.
1.8
“CNS Patents” means, with respect to a Party, any and all Patents (individually and collectively) [***]. Notwithstanding the foregoing, following a Change of Control of a Party, the CNS Patents of such Party shall exclude any Patent not owned or controlled immediately prior to such Change of Control by the Party subject to such Change of Control or its Affiliates that is owned or otherwise controlled by such Party’s Acquirer or such Acquirer’s Affiliates immediately prior to such Change of Control.
1.9
“CNS Product or Service” means [***]. For clarity, CNS Product or Service excludes (a) any product or service sold or offered for sale by or on behalf of such Party’s Acquirer or such Acquirer’s Affiliates immediately prior to such Change of Control and (b) any other product or service sold or offered for sale by or on behalf of such Party or its Affiliates from and after such Change of Control.
1.10
[***]
1.11
“Control” (including, with its correlative meanings, “Controlled by” and “under common Control with”) means, for purposes of Section 1.3 and Section 1.13 the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting interests, by contract or otherwise.
1.12
“Confidential Information” has the meaning given in Section 5.1.

1.13
“Controlled Affiliate” means, with respect to a Party, any Affiliate of such Party that is Controlled by such Party.
1.14
“Field of Use” means any and all uses of circulating tumor DNA for diagnosing, detecting (including determining absence), monitoring, or otherwise informing treatment or mitigation of any human cancer (or precursor thereof) that involves (a) an initial tumor/germline whole genome sequencing (WGS) step and (b) use of a variable content minimal/molecular residual disease (“MRD”) panel that utilizes Phased Variants.
1.15
“Foresight CNS Product or Service” means any and all CNS Products or Services commercialized or otherwise commercially exploited by Foresight or its Affiliates that are MRD tests to the extent that [***] provided that such tests include the use of Phased Variants.
1.16
“Governmental Authority” means any U.S. or non-U.S. multinational, national, regional, federal, state, provincial, municipal or local governmental, legislative, judicial, administrative or regulatory or self-regulatory authority, agency, commission, body or court or arbitrator and any of their respective subdivisions, agencies, instrumentalities, authorities or tribunals.
1.17
“Law” means any statute, law, ordinance, requirement, decree, regulatory rule, code or order of a Governmental Authority.
1.18
“License” has the meaning given in Section 3.1.
1.19
“Licensed Patents” means [***]. The Licensed Patents existing as of the Effective Date include those listed in Appendix A.
1.20
“Losses” means, collectively, any and all damages, losses, liabilities, claims, judgments, penalties, costs and expenses (including reasonable attorneys’ fees and litigation expenses); provided, however, Losses shall exclude punitive, consequential, indirect, incidental, exemplary or special damages, lost profits, lost revenue, opportunity costs or any diminution in value, and shall not be calculated by using or taking into account any multiple of earnings, cash flow, revenue or other similar measure.
1.21
“Net Sales” means [***].
1.22
[***]
1.23
“Patent” means: (a) any patent or patent application in any country or supranational jurisdiction worldwide, including any provisional patent application; (b) any application claiming priority to any such patent or patent application or any substitution, divisional, continuation, continuation-in-part, reissue, renewal, registration, confirmation or the like of any such patent or patent application; or (c) any extension or restoration by any existing or future extension or restoration mechanism, including revalidation, reissue, re-examination or extension, including any supplementary protection certificate of any of the foregoing.
1.24
“Patent Challenge” means, with respect to a Licensed Patent, to [***].
1.25
“Patents-in-Suit” means [***].

1.26
“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, business association, organization, Governmental Authority or other entity.
1.27
“Personalis CNS Product or Service” means [***].
1.28
“Phased Variant(s)” means [***].
1.29
“Prior NDA” has the meaning given in Section 5.3.
1.30
“PTAB” has the meaning given thereto in the preamble.
1.31
“Representatives” means, with respect to a Party, its Affiliates and its and their respective directors, officers, employees, personnel, contractors, agents and representatives (including attorneys and accountants), and the respective successors and assigns of any of the foregoing.
1.32
“Royalties” has the meaning given in Section 4.1.1.
1.33
“Royalty Product or Service” means any product or service that utilizes (a) a tumor/germline whole genome sequencing (WGS) step and (b) a variable content minimal/molecular residual disease (MRD) panel that includes the use of Phased Variants, the making, using, selling, offering for sale, or importing of which, absent the License, infringes a Valid Claim of any of the Licensed Patents in the relevant jurisdiction/country.
1.34
“Royalty Term” means [***].
1.35
“Securities Regulator” has the meaning given in Section 5.5.
1.36
“Specified Acquirer” means [***].
1.37
“Subject Patents” means [***].
1.38
[***]
1.39
“Term” has the meaning given in Section 7.1.
1.40
“Third Party” means any Person other than Foresight or Personalis or its respective Affiliates.
1.41
“Valid Claim” means a claim of an issued and unexpired Patent within the Licensed Patents which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction and not subject to appeal, and which has not been admitted as invalid or unenforceable through abandonment, reissue, disclaimer or otherwise.
1.42
“Withholding Tax Action” has the meaning given in Section 4.4.3.
1.43
Interpretation. The captions and headings to this Agreement are for convenience only and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or any Appendix mean the particular Articles, Sections or the Appendices to this Agreement and references to this Agreement include the Appendices hereto. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (b) references to a Party includes its permitted assignees and/or the respective successors in title to substantially the whole of its undertakings hereunder; (c) the word “notice” means notice in writing (whether or not specifically stated) and includes notices, consents, approvals and other communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement; (e) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or;” (f) words of any gender include the other gender; (g) words using the singular or plural number also include the plural or singular number, respectively; and (h) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof. The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against either Party by reason of the extent to which such Party participated in its preparation.
Article 2

mutual Releases and dismissals
2.1
Mutual Releases. Effective as of the Effective Date, Personalis and its Affiliates, on the one hand, and Foresight and its Affiliates, on the other hand, for themselves and their respective legal predecessors and successors, and each of their Representatives, hereby knowingly and voluntarily fully and forever release and absolutely discharge the other Party and its Affiliates and each of their respective Representatives from any and all liability arising from or claimed to arise from (a) the Litigation and the IPRs, (b) any patent infringement related to any Royalty Product or Service made, had made, used, marketed, sold or offered for sale, imported, or otherwise exploited prior to the Effective Date, or (c) the conduct of settlement negotiations between the Parties before the Effective Date (except for the representations and obligations expressly included in this Agreement). The foregoing release includes an express, informed, knowing, and voluntary waiver and relinquishment of all claims arising prior to the Effective Date against the other Party and its Affiliates and each of their respective Representatives to the fullest extent permitted by Law. In this connection, the Parties acknowledge that they may have sustained damages, losses, costs or expenses which are presently unknown and unsuspected and that such damages, losses, costs or expenses as may have been sustained may give rise to additional damages, losses, costs or expenses in the future. The Parties hereto further acknowledge that they have negotiated this Agreement taking into account presently unsuspected and unknown claims, counterclaims, causes of action, damages, losses, costs and expenses, and the Parties hereto voluntarily and with full knowledge of its significance, expressly waive and relinquish any and all rights they may have under any Law or principle of equity, relating to limitations on general releases. In furtherance of this intention, each Party to this Agreement acknowledges that it has been informed by its attorneys of the provisions of Section 1542 of the California Civil Code, and each Party does hereby expressly waive and relinquish all rights and benefits it has or may ever have had under that section, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

and all other similar provisions, sections and otherwise under any Law or principle of equity.

2.2
Dismissals.
2.2.1
(a) No later than [***] days after the Effective Date, Personalis and Foresight shall submit a joint stipulation to dismiss the claims of infringement (with prejudice) and any affirmative defenses or counterclaims of invalidity or unenforceability (without prejudice) in the Litigation; and (b) coincident with executing this Agreement, Foresight and Personalis shall jointly request authorization from the PTAB to submit the necessary filings to request termination of the IPRs, such termination papers to be filed within [***] Business Days after receiving authorization, and the Parties shall take all other reasonable or necessary steps to effectuate the prompt termination of the IPRs. For clarity, each Party shall [***]. Additionally, subject to the dismissal of the IPRs by the PTAB, Foresight hereby agrees not to file, itself or through its Affiliates or any Third Party, (i) any other petitions seeking inter partes review of any of the Licensed Patents at the PTAB during the term of the CNS Patents (excluding, for clarity, any ordinary course patent prosecution activities by Foresight and its Affiliates on their own Patents) or (ii) any other Patent Challenge.
2.2.2
[***]
2.3
No Admission. This Agreement is the result of a compromise and settlement to avoid the expense and risk of resolving any dispute through continuation of the Litigation and IPRs. Nothing herein shall be deemed as an admission by either Party of any fact, wrongdoing, liability, infringement or noninfringement, of the validity or invalidity, or enforceability or non-enforceability of any Patent or any position taken or proposed to be taken in any Action related thereto.
2.4
Affiliates. Each Party’s Affiliates shall be bound by the terms and conditions of this Agreement to the same extent as if each such Affiliate were an original signatory hereto. Without limiting anything herein, each Party shall guarantee the performance of its Affiliates hereunder and be fully responsible for any breach by any such Affiliate of the terms and conditions hereof.
Article 3

LICENSE; Covenants not to sue
3.1
License Grant to Foresight.
3.1.1
Personalis, on behalf of itself and its Affiliates and their assignees and successors, hereby grants to Foresight a perpetual (except solely as provided in Section 7.2), irrevocable (except solely as provided in Section 7.2), worldwide, non-exclusive, non-sublicensable (except pursuant to Section 3.1.2), non-transferable (except pursuant to Section 8.1) license during the Term under the Licensed Patents to develop, make, have made, use, sell, offer for sale, import, export, and otherwise exploit Royalty Products and Services in the Field of Use (the “License”). For clarity, the sale or other disposition of a Royalty Product or Service by or on behalf of Foresight or its Affiliates to Third Parties (including Third Party distributors), alone or as part of a package with other products or services, shall not in and of itself be considered a sublicense of the License on the basis of any implied license under applicable Law resulting from such sale or disposition.

3.1.2
The License includes the right for Foresight to grant sublicenses to its Affiliates, provided that (a) each such Affiliate to which a sublicense is granted agrees to be bound by the applicable terms and conditions of this Agreement; (b) each sublicense shall be subject to the terms and conditions of this Agreement; (c) the granting by Foresight of a sublicense shall not relieve Foresight of any of its obligations hereunder; and (d) Foresight shall be responsible for the compliance of such Affiliates with such terms and conditions.
3.1.3
Except as expressly set forth in this Agreement, Personalis grants no licenses or rights under the Licensed Patents or any other intellectual property rights.
3.2
Covenants Not to Sue.
3.2.1
Personalis, on behalf of itself and its Affiliates, assignees and successors, hereby covenants not to: (a) bring or assert any Action against Foresight or any of its Affiliates or any of its or their Representatives, manufacturers, distributors, resellers, retailers, customers, or end users, in each case, in any forum anywhere in the world based directly or indirectly on any allegation that the development, manufacture, having manufactured, use, sale, offer for sale, importation, exportation or other exploitation of any Foresight CNS Product or Service acquired through a chain of distribution from Foresight or its Affiliates infringed, infringes or shall infringe any claims of one or more of Personalis’s or any of its Controlled Affiliates’ CNS Patents; or (b) authorize or assist any other Person to take any action that Personalis or its Affiliates, assignees or successors, would be prohibited from taking by clause (a).
3.2.2
Foresight, on behalf of itself and its Affiliates, assignees and successors, hereby covenants not to: (a) bring or assert any Action against Personalis or any of its Affiliates or any of its or their Representatives, manufacturers, distributors, resellers, retailers, customers, or end users, in each case, in any forum anywhere in the world based directly or indirectly on any allegation that the development, manufacture, having manufactured, use, sale, offer for sale, importation, exportation, or other exploitation of any Personalis CNS Product or Service acquired through a chain of distribution from Personalis or its Affiliates infringed, infringes or shall infringe any claims of one or more of Foresight’s or any of its Controlled Affiliates’ CNS Patents; or (b) authorize or assist any other Person to take any action that Foresight or its Affiliates, assignees or successors, would be prohibited from taking by clause (a).
Article 4

CONSIDERATION
4.1
Royalties.
4.1.1
Royalty Rates. Foresight shall pay Personalis royalties on annual Net Sales of Royalty Products and Services during the applicable Royalty Term, equal to the following portions of annual Net Sales of Royalty Products and Services multiplied by the applicable royalty rates set forth below for such portion of annual Net Sales (the “Royalties”). [***].

No.	Annual Net Sales for Royalty Products and Services	Royalty Rate
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

* The royalty rate for that portion of annual Net Sales of Royalty Products and Services in a given Calendar Year [***] shall be subject to adjustment in certain circumstances in connection with a Change of Control in accordance with Section 4.2.

4.1.2
Royalty Term. Foresight’s obligations to pay Personalis the Royalties shall apply, on a Royalty Product or Service-by-Royalty Product or Service and country-by-country basis, only during the applicable Royalty Term for such Royalty Product or Service in the country of manufacture or sale of such Royalty Product or Service. Following the expiration of the applicable Royalty Term for a given Royalty Product or Service in a given country no further Royalties shall be payable with respect to sales of such Royalty Product or Service in such country, unless such Royalty Product or Service [***].
4.1.3
Royalty Payments and Reports. From and after the Effective Date, Foresight shall calculate all amounts payable to Personalis during the Royalty Term with respect to Net Sales of Royalty Products and Services at the end of each Calendar Year. Foresight shall pay to Personalis the Royalties due for Net Sales for Royalty Products and Services during the applicable Royalty Term for each Calendar Year within [***] days after the end of such Calendar Year. Each payment of Royalties shall be accompanied by [***].
4.1.4
Offset for [***]. Foresight may deduct, from Royalties payable to Personalis under this Section 4.1, [***] provided that in no event shall the deductions taken under this Section 4.1.4 reduce the Royalties payable in any Calendar Year to [***].
4.2
Change of Control Fee. If Foresight undergoes a Change of Control and the Acquirer of Foresight is a Specified Acquirer, Foresight shall (a) pay Personalis a one-time payment of [***] U.S. Dollars ($[***]) (the “Change of Control Fee”) within [***] days of the closing of the associated Change of Control of Foresight, and (b) the royalty rate for that portion of annual Net Sales of Royalty Products and Services in a given Calendar Year exceeding $[***] shall be increased from [***]% to [***]% for the remainder of all Royalty Terms, commencing from the first Calendar Quarter following the closing date of such Change of Control.
4.3
Payments. All amounts to be paid to Personalis hereunder shall be paid in U.S. Dollars by wire transfer of immediately available funds to the account of Personalis set forth below or such other account(s) as may be designated by Personalis at least [***] Business Days in advance of date such payment is payable.

[***]

4.4
Taxes/Costs.
4.4.1
Each Party agrees that it shall bear its own costs and attorney’s fees relating to or arising from the negotiation of this Agreement.
4.4.2
If Foresight concludes that tax withholdings under applicable Law are required with respect to payments to Personalis, Foresight will withhold the required amount and pay it to the appropriate governmental authority. In any such case, Foresight will promptly provide Personalis with original receipts or other evidence reasonably desirable and sufficient to allow Personalis to document such tax withholdings for purposes of claiming foreign tax credits and similar benefits.
4.4.3
Notwithstanding the foregoing, the Parties acknowledge and agree that if Foresight (or its assignee pursuant to Section 8.1) is required by applicable Law to withhold taxes in respect of any payment due under this Agreement, and if such withholding obligation arises or is increased solely as a result any action by Foresight or its Affiliates after the Effective Date, including, without limitation, any assignment of this Agreement by Foresight as permitted under Section 8.1, a change in tax residency of Foresight or its Affiliates, a Change of Control of Foresight or its Affiliates, a failure of Foresight or its Affiliates to comply with applicable Law, or payments arise or are deemed to arise through a branch of Foresight or its Affiliates (each, a “Withholding Tax Action”), then, notwithstanding anything to the contrary herein, any such payment shall be increased to take into account such increased withholding taxes (“Additional Withholding Taxes”) as may be necessary so that, after making all required withholdings (including any withholdings on additional amounts), Personalis (or its assignee pursuant to Section 8.1) receives an amount equal to the sum it would have received had no such Withholding Tax Action occurred. To the extent Personalis is entitled to a refund of such Additional Withholding Taxes or is entitled to credit or deduct such Additional Withholding Taxes to reduce any tax, and actually receives a cash refund or an actual reduction in taxes otherwise payable in the tax year of such payment or the immediately succeeding tax year, Personalis shall forward the amount of such recovery constituting Additional Withholding Taxes to Foresight within [***] days after receipt of the cash refund or, in the case of a reduction in taxes owed, within [***] days of the filing of the applicable tax return reflecting the cash reduction in taxes otherwise payable.
4.4.4
Notwithstanding anything to the contrary in this Agreement, [***] pursuant to the terms of this Agreement.
4.4.5
Foresight shall provide, and will cause its Affiliates to provide, any information and documentation reasonably requested by Personalis to obtain the benefits of Section 250 of the Internal Revenue Code of 1986, as amended, and any applicable regulations.
4.5
Records; Audit. Foresight shall keep, and shall obligate its Affiliates to keep, correct and complete records showing all Royalty Products and Services sold, distributed or otherwise commercially disposed of and the calculation of Net Sales in sufficient detail to permit an independent auditor selected by Personalis and to which Foresight has no reasonable objection to independently calculate and determine the amount of royalties payable to Personalis under this Agreement. Such records shall be maintained for a period of [***] years after the Calendar Year to which they apply. Personalis shall have the right, at its own expense, upon [***] business days’ notice and during business hours, and no more than once per Calendar Year (provided that additional audits shall be permitted for cause), to have such independent auditor inspect such records for the purpose of verifying the accuracy of the calculation of royalties payable and payments made hereunder. Any such auditor will [***]. If an audit discloses an underpayment, Foresight shall promptly pay the amount of such underpayment. Should an audit disclose an underpayment of more than [***], Foresight or its Affiliate shall reimburse Personalis for the expenses of such audit.
Article 5

CONFIDENTIALITY
5.1
Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Term and for [***], the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any confidential and proprietary information and materials furnished to it by or on behalf of the other Party with respect to the subject matter of or as required by this Agreement (collectively, “Confidential Information”). All Confidential Information of a Party shall (a) if disclosed in written form, be marked as “Confidential,” “Proprietary” or with similar designation at the time of disclosure, (b) if disclosed by other means, within [***] days after initial disclosure be described in a written document and marked as “Confidential,” “Proprietary” or with similar designation, and (c) exclude all information unrelated to the subject matter of this Agreement. The terms and conditions of this Agreement shall be the Confidential Information of both Parties. Notwithstanding the foregoing, Confidential Information (other than the terms and conditions of this Agreement) shall exclude any information to the extent that it can be established by written documentation by the receiving Party that such Confidential Information:
5.1.1
was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure;
5.1.2
was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;
5.1.3
became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;
5.1.4
was independently developed by the receiving Party (without reference to or use of Confidential Information of the other Party) as demonstrated by documented evidence prepared contemporaneously with such independent development; or
5.1.5
was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party or any other Third Party not to disclose such Confidential Information to others.
5.2
Authorized Disclosure. Except as expressly provided otherwise in this Agreement, each Party may disclose Confidential Information of the other Party solely as follows: (a) under appropriate confidentiality provisions substantially equivalent to those in this Agreement in connection with the performance of its obligations or as reasonably necessary or useful in the exercise of its rights under this Agreement (including, in connection with seeking financing, acquisitions and collaborators); (b) to the extent such disclosure is to a Governmental Authority as reasonably necessary to prosecute or defend litigation (including to enforce this Agreement), complying with applicable governmental regulations with respect to performance under this Agreement, or otherwise required by applicable Law or the rules of any securities exchange or automated quotation system applicable to such Party (subject to Section 5.5), provided, however, that if a Party is required by applicable Law or the rules of any securities exchange or automated quotation system applicable to such Party to make any such disclosure of the other Party’s Confidential Information it shall provide reasonable advance notice to the other Party of such disclosure requirement and, in the case of each of the foregoing, shall use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed; or (c) to Representatives on a need to know basis, in each case under appropriate confidentiality provisions or professional standards of confidentiality substantially equivalent to those of this Agreement. The receiving Party shall immediately notify the disclosing Party of any unauthorized use or disclosure of the disclosing Party’s Confidential Information, and shall cooperate with the disclosing Party in the mitigation thereof.
5.3
Prior NDA. This Agreement supersedes the Non-Disclosure Agreement between Personalis and Foresight dated [***] (the “Prior NDA”) with respect to information disclosed thereunder. [***].
5.4
[***]
5.5
Securities Filings. Each Party may submit this Agreement to, or file this Agreement with, or disclose the terms of this Agreement in connection with such submission or filing, the U.S. Securities and Exchange Commission or any national securities exchange in any other jurisdiction (each, a “Securities Regulator”) or to other Persons only to the extent required by applicable Law, provided that such Party has provided a copy of the proposed disclosure to the other Party at least [***].
Article 6

REPRESENTATIONS, WARRANTIES, DISCLAIMERS
6.1
Representations and Warranties of the Parties. Each Party represents and warrants to the other Party that as of the Effective Date:
6.1.1
it is duly organized, validly existing and in good standing as a corporation or other entity as represented herein under the Laws and regulations of its jurisdiction of incorporation, organization or chartering;
6.1.2
it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;
6.1.3
the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary organizational action of such Party; and

6.1.4
when executed and delivered by such Party, this Agreement shall constitute the legal, valid and binding obligation of that Party, enforceable against that Party in accordance with its terms.
6.2
Personalis’s Representations and Warranties. Personalis hereby represents, warrants and covenants to Foresight that as of the Effective Date:
6.2.1
it is the record owner of all Licensed Patents;
6.2.2
Appendix A contains a complete list of all Licensed Patents as of the Effective Date; and
6.2.3
it has the right, power and authority to grant the License and its covenant not to sue and release hereunder and the grants thereof do not (a) conflict with, violate or results in a breach by Personalis of any Law or any provision of any agreement to which Personalis or its Affiliate is a party, or (b) require the consent, approval or authorization of any Third Party in order for Personalis to enter into this Agreement.
6.3
Foresight’s Representations and Warranties. Foresight hereby represents, warrants and covenants to Personalis that as of the Effective Date (a) it has the right, power and authority to grant its covenant not to sue and release hereunder and its covenant not to sue and release hereunder and the grants thereof do not (i) conflict with, violate or results in a breach by Foresight of any Law or any provision of any agreement to which Foresight or its Affiliate is a party, or (ii) require the consent, approval or authorization of any Third Party in order for Foresight to enter into this Agreement, and (b) to Foresight’s knowledge, the claims of the Subject Patents do not, and upon any issuance thereof are not anticipated to, cover any Personalis CNS Product or Service.
6.4
Disclaimers and Limitations.
6.4.1
EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 6, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF EITHER PARTY; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED.
6.4.2
NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY, NOTHING IN THIS SECTION 6.4.2 IS INTENDED TO OR SHALL LIMIT OR RESTRICT DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS IN ARTICLE 5.
6.5
Responsibility. As between the Parties, each Party shall be solely responsible for its actions and the actions of its Affiliates and any Third Party acting on its behalf or under its authority.

Article 7

TERM; NO TERMINATION
7.1
Term. The term of this Agreement shall commence on the Effective Date and shall continue until the expiration of the last to expire of the Licensed Patents, unless and to the extent the License or the Parties’ rights and obligations under Section 3.2 is earlier terminated pursuant to Section 7.2 (the “Term”).
7.2
Termination. This Agreement may not be terminated for any reason other than Personalis shall have the right to terminate the License and the Parties’ rights and obligations under Section 3.2 with respect to any Licensed Patent upon written notice to Foresight solely in the event that Foresight or its Affiliate (a) breaches the last sentence of Section 2.2.1 with respect to such Licensed Patent, or (b) engages in any Patent Challenge with respect to such Licensed Patent; provided that such right to terminate shall not apply if Foresight or such Affiliate cures such breach or withdraws or causes to be withdrawn such Patent Challenge within thirty (30) days of Foresight’s receipt of written notice from Personalis. Foresight shall not use (and shall ensure that its Affiliates do not use) any of Personalis’s Confidential Information in any Patent Challenge.
7.3
Survival; Effect of Expiration. The following provisions of this Agreement, and the defined terms and provisions used or referenced therein, shall survive expiration of this Agreement: Article 1, Article 4 (with respect to amounts due accrued prior to such expiration), Article 5 (for the period specified therein), Article 8, Section 2.1, Section 2.3, Section 3.2 (for avoidance of doubt unless earlier terminated pursuant to Section 7.2), Section 6.4, and Section 7.3. All other terms and conditions of this Agreement shall automatically terminate upon expiration of this Agreement. Expiration of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration.

Article 8

MISCELLANEOUS
8.1
Assignment. This Agreement shall not be assignable by either Party to any Third Party without the written consent of the other Party and any such attempted assignment shall be void. Notwithstanding the foregoing, either Party may assign this Agreement, without the written consent of the other Party, (a) to an Affiliate of such Party (in whole or in part), provided that such Party shall remain responsible for such Affiliate’s conduct or (b) to a Third Party which acquires all or substantially all of the stock, business or assets of such Party to which this Agreement related (whether by merger, reorganization, acquisition, sale, operation of law or otherwise), including a Change of Control. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties. Except as expressly provided in this Section 8.1, any attempted assignment or transfer of this Agreement shall be null and void.

8.2
Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (a) [***] Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) [***] Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (c) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by e-mail, in each case to the intended recipient as set forth below:

Foresight: Foresight Diagnostics Inc. [***] [***] Attention: [***]	Personalis: Personalis, Inc. 6600 Dumbarton Circle Fremont, CA 94555 Attention: [***]
With copy to: [***] Attention: [***]	With copy to: [***] Attention: [***]

Either Party may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Either Party may change the addresses to which notices and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

8.3
Governing Law. This Agreement and all claims and Actions arising from or relating to this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without reference to conflict of law principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.
8.4
Arbitration. The Parties hereby agree that any dispute arising under or in connection with this Agreement, including with respect to any breach or alleged breach hereof, shall be finally resolved through binding arbitration conducted by JAMS in accordance with the JAMS Streamlined Arbitration Rules & Procedures, by [***]. Any such arbitration shall be held in [***]. The costs of the arbitration, [***]. Any award may be entered in a court of competent jurisdiction.
8.5
Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.
8.6
No Waiver. No waiver by either Party of any breach of any covenant, agreement, representation or warranty hereunder shall be deemed a waiver of any preceding or succeeding breach of the same. The exercise of any right granted to either Party herein shall not operate as a waiver of any default or breach on the part of the other Party. Each and all of the several rights and remedies of either Party under this Agreement shall be construed as cumulative and no one right as exclusive of the others.
8.7
Amendments. No change, modification, alteration, amendment or agreement to discharge in whole or in part, or waiver of, any of the terms and conditions of this Agreement, shall be binding upon either Party, unless the same shall be made by a written instrument signed and executed by the authorized representative of each Party.
8.8
Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement among the Parties to this Agreement and supersede all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, including any proposal which preceded its drafting and the Prior NDA, and (b) is not intended to confer upon any Person other than the Parties any rights or remedies.
8.9
Independent Contractors. For the purpose of this Agreement, each Party shall be, and shall be deemed to be, an independent contractor and not an agent, partner, joint venturer or employee of the other Party. Neither Party shall have authority to make any statement, representation or commitment of any kind, or to take any action which shall be binding on the other Party, except as may be explicitly authorized in writing.
8.10
Rights in Bankruptcy. The License granted under or pursuant to this Agreement by Personalis are and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. Foresight, as and to the extent licensee of such rights and License under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction.
8.11
Counterparts. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument even if both Parties have not executed the same counterpart. Digital or electronic signatures complying with the U.S. Federal ESIGN ACT of 2000 shall be deemed to be original signatures.

[The remainder of this page left blank intentionally; signature page follows]

IN WITNESS WHEREOF, each Party has duly executed this Agreement effective as of the Effective Date.

FORESIGHT DIAGNOSTICS, INC. PERSONALIS, INC.

By: /s/ Jake Chabon	By: /s/ Christopher Hall
Name: Jake Chabon	Name: Christopher Hall
Title: CEO	Title: CEO
Date: June 21, 2024	Date: June 21, 2024

Appendix A

LICENSED PATENTS

[***]	[***]	[***]

Appendix B

FORM OF WAIVER

[***]